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                                                                     FORM 10-Q

                                                                     EXHIBIT 11

                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS

                                                    Three Months Ended
                                                        December 31,
                                                  ------------------------
                                                    1996              1995
                                                    ----              ----
PRIMARY
-------
Average shares outstanding                       1,192,850         1,192,850
Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                                   19,623            29,681
                                                 ---------       -----------
         Total Shares                            1,212,473         1,222,531
                                                 ---------       -----------
Net Income (Loss)                                $(194,441)      $   301,764
                                                 ---------       -----------
         Per Share                               $   (0.16)      $      0.25
                                                 =========       ===========


FULLY DILUTED
-------------
Average shares outstanding                       1,192,850        1,192,850

Net effect of dilutive
    stock options - based
    on the treasury stock
    method using period-end
    market price, if
    higher than average
    market price                                    19,623*          29,681*
                                                ----------      -----------

         Total Shares                            1,212,473        1,222,531
                                                ----------      -----------

Net Income (Loss)                               $ (194,441)     $   301,764
                                                ==========      ===========
         Per Share                              $    (0.16)     $      0.25
                                                ==========      ===========

*Period-end market price is less than average market price, use same as primary shares.
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